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                               DEFERRAL AGREEMENT


                  Deferral Agreement (this "Deferral Agreement") made as of the 1st day of May, 1997 by and between Concord Camera Corp., a New Jersey corporation (the "Employer"), and Ira B. Lampert (the "Executive").

                  The Executive is presently Chairman and Chief Executive Officer of the Employer. The Executive and the Employer desire to make provisions to permit the Executive to defer the payment of certain compensation in connection with that employment on the terms hereinafter provided.

                  In consideration of the premises and the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

                        Article I. Deferred Compensation

                  1. The Employer agrees to defer the payment of certain compensation earned by the Executive during each calendar year, and such deferred compensation shall be paid to the Executive as hereinafter provided. The amount of compensation to be deferred in respect of any year shall be that portion or all of the Executive's annual salary and/or cash bonus earned for such year as the Executive elects to defer by written notice given to the Employer at least 15 days prior to the first day of such year; provided, however, that in the case of a cash bonus to be paid in a year following the year to which such cash bonus relates, such election may be made prior to the last day of the year to which


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such cash bonus relates; provided, further, that in the case of compensation to be paid in 1997 after the execution of this Deferral Agreement, such election may be made within 30 days of the execution of this Deferral Agreement.

                  2. The Employer shall establish and credit to a special account on its books (hereinafter referred to as an "Account") the amount of deferred compensation specified in paragraph 1 of this Article I. The Employer shall keep separate Accounts for deferred compensation in respect of particular years to the extent necessary to account for differing elections and designations hereunder regarding investments, benefit distributions and beneficiaries for such years. If a portion or all of the Executive's annual salary for a year is deferred under paragraph 1, one-twelfth (or in the case of 1997, a fraction, the denominator of which is 1 and the numerator of which is the number of full month remaining in 1997 at the time of the election) of such deferred amount shall be credited to the appropriate Account on the last day of each month during such year (or such period). If a portion or all of the Executive's bonus for a year is deferred under paragraph 1, such deferred amount shall be credited to the appropriate Account on the last day of the month in which the Executive would have received the bonus in cash had he not elected the deferral under paragraph 1.

                  3. The balance in each Account shall be deemed for purposes of this Deferral Agreement to be invested and reinvested in such securities, investments, instruments and insurance

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policies as the Executive, in his sole discretion, shall direct from time to time, by one day advance written notice given to the Employer or its designee. With the consent of the Employer, the Executive may, by giving written notice to the Employer or its designee, authorize an investment manager to make the directions specified in the preceding sentence. Any investment direction or change of investment direction shall be deemed made on the first business day after the day of the Employer's or its designee's, as the case maybe, receipt of the Executive's or the investment manager's, as the case may be, written notice of investment direction. Any such investment direction shall remain in effect until affirmatively changed by a subsequent investment direction given in the same manner, provided that the proceeds of any investment which matures shall be deemed to be reinvested in such money market account as the Employer may determine and thereafter until a new investment direction is made with respect to such proceeds. Notwithstanding the foregoing, no such deemed investment shall, in the Employer's reasonable judgment, impose upon the Employer administrative burdens or financial costs which are inappropriate in view of all of the circumstances. If no applicable investment direction is given on or before the date on which an amount is credited to an Account, such amount shall be initially invested in such money market account as the Employer may reasonably determine. The Employer, in its discretion and on such terms as it decides, may waive, or reduce the period of, any notice required under this paragraph.

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                  4. Title to and beneficial ownership of any direct or indirect investment the Employer may make in connection with the Plan or Agreement (including the transfer of funds to a selected investment manager for discretionary investment and reinvestment in such investments by such investment manager or the transfer of funds to a so-called rabbi trust), shall at all times remain with the Employer, and the Executive and his designated beneficiary or beneficiaries shall not have any property interest whatsoever in such investments.

                  5. At the end of every month, each Account shall be increased or decreased by (a) in the case of each investment actually made directly or indirectly by the Employer with respect to such Account, the net amount of all income, gain or loss earned or sustained, whether realized or unrealized, with respect to such investment, and (b) in the case of each deemed investment with respect to such Account, the net amount of all income, gain or loss which would have been earned or sustained, whether realized or unrealized, had the balance in the Account in fact been invested and reinvested in such investment. Each Account shall also be charged with all payments or other distributions with respect to such Account and with all fees and expenses (including brokerage fees) with respect to such Account, in the case of investments actually made, at the rates actually paid and, in the case of investments deemed to have been made, at the rates which would have been paid had the investments actually been made.

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                        Article II. Benefit Distributions

                  1. The balance in each Account shall be paid to the Executive in one of the two following methods at the election of the Executive: (a) a lump-sum payment to be paid at such time as is designated by the Executive or
(b) annual installment payments over such period of years as may be designated by the Executive. The Executive's election and designation referred to in the previous sentence with respect to an Account shall be made by a written notice to the Employer at the time of his deferral election for the year or years to which the Account relates. The Executive may make different elections and designations with respect to the deferred compensation of each year, with any such different elections and designations accounted for through the creation of separate Accounts as contemplated by paragraph 2 of Article I. In the event that the Executive fails to make an election pursuant to this paragraph 1 with respect to an Account, the balance in such Account shall be paid in ten annual installments commencing on the first day of the month following the termination of the Executive's employment with the Employer.

                  2. All payments to be made pursuant to paragraph 1 of this
Article II with respect to each Account shall be made in cash, and in furtherance thereof, all investments actually made with respect to such Account shall be sold by the Employer at such time or times as the Employer may determine to effect such payment; provided, that (a) in the case of an installment payment, unless the Executive provides the Employer with written

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notice to the contrary at least five days prior to the date any such payment is due, the Employer may select the investments to be sold or deemed sold to provide the cash necessary for such payment, and (b) to the extent investments have actually been made by the Employer with respect to such Account, the Executive may elect, subject to the Employer's approval, to receive payment in kind in lieu of cash by providing written notice of such election to the Employer at least five days prior to the date of such payment.

                  3. For purposes of determining the amount of a payment referred to in paragraph 1 of this Article II with respect to an Account, (a) the balance in such Account shall be adjusted by the Employer in the manner provided in paragraph 5 of Article I not more than five trading days preceding such payment, (b) the amount of such payment shall be reduced by the amount of any expenses actually incurred or deemed to have been incurred in connection with the sale or deemed sale of investments required to make such payment ("selling expenses"), and (c) if the installment method is elected with respect to any year, the amount of each installment shall be equal to the balance in the appropriate Account as of the date of payment (as adjusted pursuant to clause
(a) of this sentence), divided by the number of annual installments remaining, including the installment then being paid, and then reduced by the amount of any applicable selling expenses.

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                  4. Except as provided in this paragraph 4, the Executive shall have no right to modify in any way his election and designation made pursuant to paragraph 1 of this Article II with respect to an Account or, in the event of his failure to make such an election or designation, the default provisions of paragraph 1. Provided that a modification election is made at least 12 months prior to the commencement of the benefit distributions with respect to an Account, the Executive, may:

                     (a) delay the date on which a lump-sum payment from such
                         Account shall be made;

                     (b) change the form of benefit payment from such Account
                         from a lump-sum payment to annual installment payments over such period of years as designated by the Executive;

                     (c) change the form of benefit payment from such Account
                         from annual installments to a lump-sum payment which shall be paid at the time designated by the Executive but no sooner than the day on which the installment payments were to commence;

                     (d) delay the commencement of annual installment payments
                         from such Account; or

                     (e) increase the period of years during which annual
                         installments shall be made out of such Account.

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                  5. Notwithstanding anything in this Deferral Agreement to the contrary, in the event of the termination of the Executive's employment with the Employer for any reason prior to the Executive's attainment of age 65, the balance in each Account shall be paid to the Executive in one lump-sum payment within 30 days of such termination.

                  6. Employer is authorized to withhold from any payments hereunder such amounts for income tax, social security, unemployment compensation and other taxes as shall be necessary or appropriate to comply with applicable laws and regulations.

                              Article III. Hardship

                  The Employer may, in its sole discretion, distribute all or a portion of the balances in the Accounts to the Executive upon a demonstration by the Executive of an immediate and heavy financial need. The amount of any distribution made pursuant to this Article III shall be limited to the amount necessary to satisfy such financial need.

                                Article IV. Death

                  In the event of the Executive's death prior to the payment of all of the balances in the Accounts, unless the Executive otherwise elects with the consent of the Employer, the Employer shall pay all remaining balances in the Accounts at such time, not later than 60 days following the Executive's death, in one lump-sum to such beneficiary or beneficiaries designated by the Executive in a writing filed by the Executive with the Employer, or in the absence of such a beneficiary designation, to the Executive's estate.



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                          Article V. Claims Procedures

                  1. At any time the Employer makes a determination adverse to the Executive or his beneficiary with respect to a claim for payment, the Employer shall notify the claimant in writing of such determination, setting forth:

                     (a) the specific reason for such determination;

                     (b) a reference to the specific provision or provisions of this Plan on which such determination is based;

                     (c) a description of any additional material or information necessary to perfect the claim, and an explanation of the reason that such material is required; and

                     (d) an explanation of the rights and procedures set forth
                         in this Article V.

                  2. A person who receives notice of an adverse determination by the Employer with respect to a claim may request, within 60 days of receipt of such notice, that the Employer review its determination. This request may be made on behalf of a claimant by a duly authorized representative. The claimant or representative may review pertinent documents and submit issues and comments with respect to the controversy to the Employer. The Employer shall render a decision within 60 days of

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a request for review (or within 120 days under special circumstances), which decision shall be in writing and shall set forth the specific reasons for the decision reached and the specific provisions of this Plan on which the decision is based. A copy of the ruling shall be forwarded to the claimant.

                            Article VI. Miscellaneous

                  1. Benefits provided in this Deferral Agreement will not be subject to garnishment, attachment, or assignment, or any other legal process by creditors of the Executive or any person or persons designated as beneficiaries of this Deferral Agreement or any other payee of the benefits provided herein, except as specifically provided herein.

                  2. The Executive and his beneficiaries shall have the status of unsecured creditors of the Employer and this Deferral Agreement constitutes a mere promise by the Employer to make benefit payments as required by Article II, III and IV.

                  3. This Deferral Agreement creates no rights in the Executive to continue in the employment of the Employer for any length of time, nor does it create any rights in the Executive or his beneficiaries nor any obligations on the part of the Employer, other than those specifically provided herein.

                  4. This Deferral Agreement shall be binding upon and inure to the benefit of the Employer, its successors and assigns, and the Executive, his heirs, executors, administrators and legal representatives.


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                  5. The waiver by any party of any term of this Deferral
Agreement on any occasion shall not be deemed to be a further or continuing waiver of any such term.

                  6. Written notices which the Executive must provide to the Employer under this Deferral Agreement (including, but not limited to, deferral elections, investment directions, benefit distribution elections and beneficiary designations) shall be addressed to the Employer at: 35 Mileed Way, Avenel, New Jersey 07001.

                  7. This Deferral Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey without giving effect to principles governing choice of law.

                  8. This Deferral Agreement may be terminated or amended only by a writing signed by both of the parties hereto.

                  IN WITNESS WHEREOF, this Deferral Agreement has been duly executed by the Employer and by the Executive as of the day and year first above written.

Witness:                                             CONCORD CAMERA CORP.

/s/ Elizabeth M. Marsiano                            By: /s/ Harlan I. Press
-------------------------                               ------------------------
                                                         Harlan I. Press


Witness:

/s/ XXXXXXXXXXXXXXX                                      /s/ Ira B. Lampert
-------------------------                               ------------------------
                                                         Ira B. Lampert


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